EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Atmus Filtration Technologies Inc. of our report dated February 12, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cummins Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

February 14, 2024